United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 17, 2007

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
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             (Exact name of Registrant as specified in its charter)

           COLORADO                       0-23367                 84-1307044
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(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

               3801 East Florida Avenue, Suite 508, Colorado 80210
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               (Address of principal executive offices; zip code)

                                 (303) 691-0680
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              (Registrant's telephone number, including area code)

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              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2007, Birner Dental Management Services, Inc. purchased, in a single private transaction approved by the Board of Directors and outside of previously publicly announced plans, 100,000 shares of its Common Stock for $20.75 per share. This purchase, of approximately $2.1 million, was financed with borrowings under the Company's Credit Facility. On August 22, 2007, the Company issued the attached press release. The press release is furnished as
Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.       Description
-----------       --------------------------------------------------------------

99.1 Press Release of Birner Dental Management Services, Inc. dated August 22, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        BIRNER DENTAL MANAGEMENT SERVICES, INC.
                                        a Colorado corporation


Date: August 21, 2007                   By:    /s/ Frederic W.J. Birner
                                               ---------------------------------
                                        Name:  Frederic W.J. Birner
                                        Title: Chairman of the Board and Chief
                                               Executive Officer
                                               (Principal Executive Officer)

                                  EXHIBIT INDEX

Exhibit No.       Description
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99.1              Press Release of Birner Dental Management Services, Inc. dated
                  August 22, 2007.